BOND


                           STATED   INTEREST                        PRINCIPAL
ACCOUNT NO. ISSUE DATE     MATURITY    RATE       INTEREST PAYABLE   AMOUNT
999-99-9999    5/01/90      5/01/95    11.00      SEMI-ANNUALLY       $8,000
                                                  ON 05/01 AND 11/01

          XYZ, INC.
          2406 BROADWAY
          AUSTIN   TX                                              TRUST NO.
                                                                        119

                                                                      BOND NO.
                     (herein referred to as 'Issuer')                10001-00


     ISSUED      JOHN DOE AND
     TO:         MARY JANE DOE
                 4215 MESA CIRCLE
                 PHOENIX, AZ 85012



 Issuer, for value received, hereby promises to pay to the Registered Owner shown above, or registered assigns, the Principal Amount shown above on the Stated Maturity shown above, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts, and to pay interest upon the Principal Amount from and after the Authentication Date, at the per annum Interest Rate shown above, in like coin or currency, the interest to be payable as follows: either (a) semi-annually, quarterly or monthly upon the Interest Payable dates until the Principal Amount has been paid (to be designated under Interest Payable above as 'Semi-annually", 'Quarterly" or "Monthly" followed by the designated interest payment dates), or, (b) upon the Stated Maturity date, with interest to be compounded semi-annually beginning with the first semi-annual date (six months following the Issue Date and each six months thereafter) following the Authentication Date, and semi-annually thereafter until the Principal Amount has been paid (to be designated under Interest Payable above as "At Maturity"). The Principal Amount and Interest payable upon this Bond. pursuant to the provisions of a Trust Indenture entered into between Issuer and Colonial Trust Company ("Colonial"), shall be paid to the person whose name this Bond is registered in at the close of business on the Interest Payable and Stated Maturity dates and shall be paid by check drawn upon the account of Colonial and mailed to the registered address of such person.

 Reference is here made to further provisions of this Bond set forth on the reverse hereof which further provisions are incorporated herein for all purposes. This bond shall not be valid or become obligatory for any purpose until it shall have been authenticated by either the manual or facsimile signature of the proper officer of Colonial.


 IN WITNESS WHEREOF, Issuer has caused this instrument to be duly issued and authenticated.

Authentication:

           COLONIAL TRUST COMPANY

                                             CANCELLED

                                                   COLONIAL TRUST COMPANY
                                                   P.O. BOX 33487
                                                   PHOENIX, ARIZONA
                                                   85067-3487

/S/Sample Bond
------------------------------------
Authorized Signature

5/01/90
------------------------------------
Authentication Date


                    INTEREST DOES NOT ACCRUE AFTER MATURITY DATE

[REVERSE SIDE OF SAMPLE BOND]

ADDITIONAL PROVISIONS

 This Bond is one of the duly authorized Issue of Bonds to be issued by Issuer pursuant to the terms of a Trust Indenture (herein called the "Indenture") between Issuer and Colonial Trust Company (herein called "Colonial") to which Indenture reference is here made for a statement of the respective rights thereunder of Issuer, Colonial and the holders of the Bonds.

 If an event of default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, this Bond is transferable on the bond register of Issuer (as maintained by Colonial) upon surrender of this Bond for transfer at the office of Colonial, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Colonial duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon a new Bond in the same principal amount, interest rate and maturity date, will be issued to the designated transferee or transferees.

 This Bond is issued only as a registered Bond, without coupons.

 A reasonable service charge may be required to be paid to Colonial for any transfer or exchange of the Bond.

 This Bond may be subject to redemption by Issuer prior to its Stated Maturity.

 No assignment or transfer of this Bond shall be effective unless such assignment or transfer is recorded on the records of Issuer and/or Colonial as provided in the Indenture. Neither Issuer nor Colonial shall be responsible for the payment of the principal Amount or Interest Payable upon this Bond except to the person in whose name this Bond is registered at the time of such payment.


FOR VALUE RECEIVED                                                hereby
                   ----------------------------------------------
                             Name of Current Owner

sells, assigns and transfers unto
                                  --------------------------------------------
                                               Name of New Owner

------------------------------------------------------------------------------
Address            City           State        Zip      Social Security Number

the within Bond, and does hereby irrevocably constitute and appoint the Secretary of the Colonial Trust Company, Attorney to transfer the Bond on the books of the within named Issuer with full power of substitution in the premises. The name, mailing address and social security number of the new owner must be provided before transfer can be completed.

DATED
      ---------------------------------   ------------------------------------
                                            Current Owner

In presence of
              -------------------------------------------------------------
              (Signature must be guaranteed by Officer of State or National Bank-Include Officer's Title)
              (Bank is requested to use their "guarantee" Stamp or Seal)

Under penalties of perjury, I certify (1) that the number shown on this form is my correct taxpayer identification number; and 2) that I am not subject to backup withholding because (a) I have-not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

DATED
      ---------------------------------   ------------------------------------
                                            New Owner

INSTRUCTIONS

 All interest will be paid when due and will be mailed to your registered address by the Colonial Trust Company (herein called "Colonial"). Upon maturity the Bond must be surrendered to Colonial for redemption. Upon redemption, a check in the principal amount of the Bond will be forwarded by Colonial to you at your registered address.

 Should your address change prior to the maturity of the Bond, a written statement of this fact and your new address should be forwarded to Colonial as soon as possible in order that future payments of principal and interest upon the Bond may be properly paid to you.

 Should you sell or transfer the Bond to another party it will be necessary for you to complete the assignment appearing above. All registered owners must sign the assignment in the presence of an officer of a State or National Bank. Each signature must be guaranteed by the bank officer. The Bond, along with the applicable transfer agent fees, must be forwarded to Colonial to be reissued in the name of the assignee.

                                           COLONIAL TRUST COMPANY
                                           P.O. BOX 33487
                                           PHOENIX, ARIZONA
                                                    85067-3487